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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2002

STATION CASINOS, INC
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-21640 (Commission File Number)	88-0136443 (I.R.S. Employer Identification No.)
2411 West Sahara Avenue, Las Vegas, Nevada		89102
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 367-2411

N/A
(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

        On September 18, 2002, Station Casinos, Inc. (the "Company") entered into an Amended and Restated Loan Agreement. This new $365 million revolving bank facility (the "Bank Facility") will refinance the Company's $234.8 million reducing revolving credit facility. The Bank Facility contains no principal amortization and matures in September 2007. Borrowings under the Bank Facility bear interest at a margin above the Alternate Base Rate or the Eurodollar Rate (each, as defined in the Bank Facility), as selected by the Company. The margin above such rates, and the fee on the unfunded portions of the Bank Facility, will vary quarterly based on the Company's combined consolidated ratio of funded debt to EBITDA (each, as defined in the Bank Facility). The Bank Facility also contains certain financial covenants including a maximum funded debt to EBITDA ratio, a minimum fixed charge coverage ratio, limits on capital expenditures and investments, limits on indebtedness and a maximum basket for the repurchase of equity securities.

        Exhibits

  99.1
  Amended and Restated Loan Agreement dated as of September 18, 2002.

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Station Casinos, Inc.
Date: September 18, 2002	By:	/s/ GLENN C. CHRISTENSON Glenn C. Christenson Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer

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  ITEM 5. OTHER EVENTS